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                                                                    Exhibit 23.1


                          CONSENT OF COOPERS & LYBRAND


We hereby consent to the incorporation in this Form 8-K/A of Apache Corporation of our report dated February 13, 1995 on our audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, and the incorporation by reference of such report into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253 and 33-53129) and Form S-8 (Nos. 33-53442, 33-37402, 33-31407, 33-59721 and 33-59723).



                                               Coopers & Lybrand
                                               Chartered Accountants


Calgary, Alberta, Canada
July 17, 1995